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                                                                    Exhibit 9(f)

                           BLUE SKY SERVICES AGREEMENT


                  THIS AGREEMENT is made as of this 2nd day of December, 1996, by and between ARMADA FUNDS a Massachusetts business trust (the "Trust"), and SEI Fund Resources ("SEI"), a Delaware business trust.

                  WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of beneficial interest; and

                  WHEREAS, the Trust desires SEI to provide, and SEI is willing to provide state securities registration ("Blue Sky") services to such portfolios of the Trust as the Trust and SEI may agree on (Portfolios") and as listed on the schedules attached hereto (Schedules") and made a part of this Agreement, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and SEI hereby agree as follows:

                  SEI shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

                  ARTICLE 1. BLUE SKY SERVICES. SEI shall perform or supervise the performance by others of (i) the preparation of such reports, applications and documents as may be necessary or desirable to register the Trust's shares with state securities authorities, (ii) the monitoring of the sale of Trust shares for compliance with state securities laws, and (iii) the filing with the appropriate state securities authorities of the registration statements and such other reports, applications and documents for the Trust and the Trust's shares, as amy be necessary or convenient to register and keep effective the Trust and Trust's shares with state securities authorities to enable the Trust to make a continuous offering of its shares.

                  ARTICLE 2. RESPONSIBILITIES OF THE TRUST. The Trust or other service providers shall ensure that SEI is provided with all necessary documentation, records and any other type of information, regarding the registration, sale and redemption of shares of the Trust, in a timely fashion. The Trust acknowledges and agrees that SEI will not be able to perform its obligations described in Article 1 of this Agreement in the absence of receiving such information on a timely basis. Examples of necessary information include but are not limited to post- effective amendments filings, current prospectuses and statements of additional information, supplements to prospectuses and statements of additional information, semi-annual reports, annual reports, notification of unregistered sales and sales load redemption information.

                         ARTICLE 3. COMPENSATION OF SEI.

                  For the services to be rendered hereunder, the Trust shall pay to SEI compensation at the rate specified in the attached Schedule. The Trust shall also reimburse SEI for its reasonable out-of-pocket expenses. At such times as SEI may request in connection with the filings made pursuant to Article 1 hereof, the Trust shall pay all costs, fees, and other expenses due to any state securities commission.

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                  If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, SEI's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of SEI's compensation for the preceding month shall be made promptly.

                  ARTICLE 4. LIMITATION OF LIABILITY OF SEI. The duties of SEI shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against SEI hereunder. SEI shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified. (As used in this Article 5, the term "Administrator" shall include directors, officers, employees and other agents of SEI as well as that corporation itself.)

                  So long as SEI, or its agents, acts in good faith and with due diligence the Trust assumes full responsibility and shall indemnify SEI and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the services rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

                  The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold SEI harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that SEI will use all reasonable care to identify and notify the Trust promptly concerning any situation which or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

                  The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel hereby chosen by the Trust and satisfactory to SEI, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, SEI shall bear the fees and expenses of any additional counsel so retained. If the Trust does not elect to assume the defense of a suit, it will reimburse SEI for the reasonable fees and expenses of any counsel retained by SEI.

                  SEI may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with SEI's duties, and SEI shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the written opinion of such counsel, accountants or other experts.

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                  Also, SEI shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall SEI be held to have notice of any change of authority of any officers, employee or agent of the Trust until receipt of written notice thereof from the Trust.

                  ARTICLE 5. ACTIVITIES OF SEI. The services of SEI rendered to the Trust are not to be deemed to be exclusive. SEI is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in SEI, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of SEI and its counsel are or may be or become similarly interested in the Trust, and that SEI may be or become interested in the Trust as a Shareholder or otherwise.

                  ARTICLE 6. CONFIDENTIALITY. SEI agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its prior, present or potential Shareholders and its prior, present or potential customers, except, after prior notification to an approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where SEI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  ARTICLE 7. EFFECTIVE DATE. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue to force for two year(s) from the effective date and thereafter from year to year, provided that such annual continuance is approved by the vote of a majority of the Trustees of the Trust. This Agreement shall automatically terminate in the event of its assignment, the liquidation of SEI, or as to any portfolio of the Trust, the liquidation of such portfolio or the Trust. For purposes of this
Article 7, the term "liquidation" shall mean a transaction in which the assets of SEI, the Trust or a portfolio are sold or otherwise disposed of and the proceeds therefrom are distributed to the shareholders in complete liquidation of the interests of such shareholders in the entity. As used in this paragraph the term "assignment" shall have the meaning specified in the 1940 Act. In addition, this Agreement may at any time be terminated, without penalty, by SEI or by a vote of a majority of Trustees of the Trust upon not less than sixty days prior written notice to the other party.

                  ARTICLE 8. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

                  ARTICLE 9. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at Drinker, Biddle & Reath, 1100 Philadelphia National Bank Bldg., Philadelphia, Pennsylvania 19107, Attn: W.B. McConnel III; and if to SEI at 680 East Swedesford Road, Wayne, PA 19087-1658,
Attn: Legal Department.

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                  ARTICLE 10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  ARTICLE 11. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                  ARTICLE 12. LIMITATION OF LIABILITY. SEI is hereby expressly put on notice of the limitation of liability as set forth in Article IX of the Trust's Declaration of Trust, as amended, and agrees that the obligations pursuant to this Agreement of a particular Portfolio and of the Trust with respect to that Portfolio shall be limited solely to the assets of that Portfolio, the shareholders of any Portfolio, the Trustees, officers, employees or agents of the Trust, or any of them.

                  ARTICLE 13. BINDING AGREEMENT. This Agreement, and the rights and obligations of the parties and the Portfolios hereunder, shall be binding on, and inure to the benefit of, the parties and the Portfolios and the respective successors and assigns of each of them.

                  ARTICLE 14. INDEPENDENT CONTRACTOR. SEI shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed and agent of the Trust.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ARMADA FUNDS


By:  /s/ Robert D. Neary
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    Name:  Robert D. Neary
    Title: President

Attest:  /s/ Karen A. Mieth
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SEI FUND RESOURCES

By:  /s/ Kathryn L. Stanton
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    Name:  Kathryn L. Stanton
    Title: Vice President


Attest:  /s/ [Illegible]
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